Exhibit No. 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 2-79770 and 333-45408) pertaining to the Journal Communications, Inc. Employees' Individual Retirement Agreement and the Journal Employees' Stock Trust of our report dated January 28, 2003, with respect to the consolidated financial statements and schedule of Journal Communications, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.






/s/ Ernst & Young LLP


Milwaukee, Wisconsin
March 26, 2003

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